CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of Fidelity Contrafund, of our report dated January 31, 1996 on the financial statements and financial highlights included in the December 31, 1995 Annual Report to Shareholders of Fidelity Contrafund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

/s/COOPERS & LYBRAND L.L.P.
         COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
February 13, 1996